$43,112.50                                               DATE: December 31, 1996
                                                                PHOENIX, ARIZONA

                                 PROMISSORY NOTE
                                 ---------------

         FOR VALUE RECEIVED, the undersigned Greg P. Lambrecht ("Maker") promises and agrees to pay to the order of Premium Cigars International, Ltd., an Arizona corporation ("Payee"), at the mailing address of Payee, or at such other place as the holder hereof may from time to time designate, the principal sum of FORTY THREE THOUSAND ONE HUNDRED TWELVE AND 50/100 DOLLARS ($43,112.50), together with interest (defined herein) in lawful money of the United States, on the unpaid amount of said sum at the Interest Rate (as defined herein) or the Default Rate (as defined herein), whichever is applicable.

         1. Payments and Interest Rate

                  a. Commencing on the date hereof, the unpaid balance of this Promissory Note ("Note"), shall accrue interest ("Interest") at the rate
("Interest Rate") of six percent (6.0%) per annum. All unpaid interest and principal shall be due and payable on or before March 31, 1999.

                  b. During any event of default as defined herein, the Interest Rate shall be twelve percent (12.0%) per annum ("Default Rate"). Interest shall accrue at the Default Rate on the unpaid principal balance immediately upon any Event of Default without notice to Maker. The existence or occurrence of either one or both of the following events shall constitute an event of default ("Event of Default") shall be defined as the failure by Maker to make any payment of principal or interest or late charges due under this Note in accordance with the terms of this Note. Upon the occurrence of an Event of Default, the Payee shall have the right to declare the remaining balance of this Note immediately due and payable and the Payee shall have and may exercise any and all rights and remedies available at law or in equity and also any and all rights and remedies provided in any security for this Note.

         2. Prepayment. The Maker may prepay any portion of the remaining balance of this Note at any time without penalty. Any partial prepayment shall not postpone the due date of any subsequent payments or change the amount of such payments unless the Payee agrees otherwise in writing.

         3. Attorneys' Fees. Maker, endorsers, guarantors, sureties, accommodation parties hereof, and all other persons liable or to become liable on this Note, jointly and severally agree to pay all fees and costs incurred in connection with the collection of the amounts due and owing under this Note, including attorneys' fees and all costs.

         4. Governing Law and Severability. This Note is made pursuant to, and shall be construed and governed by, the laws of the State of Arizona and Maker irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Maricopa County, State of Arizona and all courts competent to hear appeals therefrom. If any provision of this Note is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those provisions so construed or interpreted and shall not affect the remaining provisions of the Note.

         5. Time of Essence. Time is of the essence of this Note.

         6. Notices. All notices under this Note shall be in writing and shall be deemed delivered upon personal delivery to the authorized representatives of either party or three days after being sent by certified mail (registered mail if to an address outside of the United States), return receipt requested, postage prepaid, addressed to the respective parties at the addresses set forth below.

         7. Waiver. Maker for himself and for his successors, transferees and assigns, hereby waives presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of the intention to accelerate, the release of any party liable, the release of any security for the debt, the taking of any additional security and any other indulgence or forbearance. Maker agrees that this Note and any or all payments coming due hereunder may be extended or renewed from time to time without in any way affecting or diminishing Maker's liability under this Note.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date set forth above.

"PAYEE"                                        "MAKER"
PREMIUM CIGARS INTERNATIONAL, LTD.
an Arizona corporation


                                                /s/ Greg P. Lambrecht
                                               ---------------------------------
                                                Greg P. Lambrecht

Address:                                       Address:

15651 N. 83rd Way Suite 3
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Scottsdale, Arizona 85260
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